EXHIBIT 10.85

AMENDMENT

TO THE $165,000 PROMISSORY NOTE DATED August 24, 2018

The parties agree that $165,000 Promissory Note by and between Cool Technologies, Inc. (“Company”) and Lucas Hoppel (“Holder”) is hereby amended as follows:

Maturity Date: The Maturity Date shall be extended to April 30th, 2018.

Conversion Price: The Conversion Price in section 3(a)(ii) shall permanently be changed to equal $0.025 cents.

ALL OTHER TERMS AND CONDITIONS OF THE $165,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated February 19th, 2018 by signing below:

/s/ Timothy Hassett	/s/ Lucas Hoppel
Tim Hassett	Lucas Hoppel
Cool Technologies, Inc. Chief Executive Officer